EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

Board of Directors
Global Med Technologies, Inc. and subsidiary:

We consent to the incorporation by reference in this Registration Statement of Global Med Technologies, Inc. on Form S-8 of our report dated February 6, 2004, except for Notes 2 and 11, as to which are dated April 14, 2004, appearing in the Annual Report on Form 10-K of Global Med Technologies, Inc. for the year ended December 31, 2003.

/s/ Ehrhardt Keefe Steiner & Hottman PC
Ehrhardt Keefe Steiner & Hottman PC

Denver, Colorado
May 20, 2004